EXHIBIT 21

                         TELLABS, INC.  AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF FEBRUARY 28, 1998

                                                          State or Other
                                                          Jurisdiction of
Name                                                      Incorporation

Tellabs Operations, Inc.                                  Delaware
  Tellabs Wireless, Inc.                                  Delaware
  Tellabs Export, Inc.                                    Delaware
  Telecommunications Laboratories, Inc.                   Illinois
  Tellabs International, Inc.                             Illinois
    Tellabs do Brasil Ltda.                               Brazil
    Tellabs Singapore Private Limited                     Singapore
    Tellabs Communications Canada Ltd.                    Ontario, Canada
    Tellabs (V.I.), Inc.                                  U.S. Virgin Islands
    Tellabs H.K. Ltd.                                     Hong Kong
    Tellabs N.Z. Limited                                  New Zealand
    Tellabs Korea, Inc.                                   Korea
    Tellabs Pty. Limited                                  Australia
    Tellabs Italia S.r.l.                                 Italy
    Tellabs International de Mexico                       Mexico
    Tellabs Netherlands B. V.                             Netherlands
    Tellabs (Thailand) Co., Ltd.                          Thailand
    Tellabs Holdings Ltd.                                 Ireland
      Tellabs Ltd.                                        Ireland
      Tellabs (Ireland) Ltd.                              Ireland
      Tellabs Research Ltd.                               Ireland
      Tellabs U.K. Ltd.                                   United Kingdom
      Tellabs GmbH                                        Germany
      Tellabs Southern Europe, S.A.                       Spain

Tellabs Mexico, Inc.                                      Delaware
  Tellabs de Mexico, S.A. de C.V.                         Mexico

Tellabs Oy                                                Finland
  Trelcom Oy                                              Finland
  Tellabs AB                                              Sweden
  Tellabs SAS                                             France
  Tellabs (S. A.) (Proprietary) Limited                   South Africa

Tellabs TG, Inc.                                          Delaware
  Tellabs Transport Group Inc.                            Quebec, Canada